UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2005

The PMI Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California		94597
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-658-7878

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2005, The PMI Group, Inc. ("PMI") entered into an amendment (the "Amendment") to the Summary of Terms, dated January 19, 2005 (the "Summary of Terms"), with Credit Suisse First Boston (USA), Inc. ("CSFB"), DLJ Mortgage Capital, Inc., SPS Holding Corp. ("SPS"), Select Portfolio Servicing, Inc. and FSA Portfolio Management Inc. ("FSA") relating to CSFB's option to acquire 100% of the outstanding capital stock of SPS from PMI, FSA and the other shareholders of SPS.

The Amendment extends CSFB's option to acquire the outstanding capital stock of SPS until August 5, 2005 from the previous expiration date of July 31, 2005.

The proposed transaction is subject to the negotiation and execution of mutually acceptable definitive documentation and the satisfaction of other conditions. There can be no assurance that the proposed transaction will be consummated or that CSFB will exercise its option to acquire SPS.

For additional information about the Summary of Terms and PMI's investment in, and relationship with, SPS and Select Portfolio Servicing, Inc., please see PMI's Annual Report on Form 10-K for the year ended December 31, 2004 and PMI's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed herewith:

Exhibit No. 10.36(a)--

First Amendment to the Summary of Terms, dated as of July 28, 2005, among SPS Holding Corp., Select Portfolio Servicing, Inc., Credit Suisse First Boston (USA), Inc., DLJ Mortgage Capital, Inc., The PMI Group, Inc. and FSA Portfolio Management Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PMI Group, Inc.

July 29, 2005	By:	Donald P. Lofe, Jr.

Name: Donald P. Lofe, Jr.
Title: Executive Vice President and Chief Financial Officer

The PMI Group, Inc.

July 29, 2005	By:	Thomas H. Jeter

Name: Thomas H. Jeter
Title: Vice President and Corporate Controller

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Exhibit Index

Exhibit No.	Description

10.36(a)	First Amendment to the Summary of Terms, dated as of July 28, 2005, among SPS Holding Corp., Select Portfolio Servicing, Inc., Credit Suisse First Boston (USA), Inc., DLJ Mortgage Capital, Inc., The PMI Group, Inc. and FSA Portfolio Management Inc.